UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2019

Lightstone Real Estate Income Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-200464	47-1796830
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1,

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2019, the Lightstone Real Estate Income Trust, Inc. (the “Company”), through Bedford Avenue Associates LLC (“Bedford Avenue Associates”), a subsidiary of the Company, entered into Assignment and Assumption of Purchase and Sale Agreements (the “Assignments”) with affiliates of the Company’s advisor (the “Assignors”), an affiliate of the Lightstone Group, LLC.  Under the terms of the Assignments, Bedford Avenue Associates was assigned the rights and assumed the obligations of the Assignors with respect to certain Agreements of Purchase and Sale, as amended, made between the Assignors, as the purchaser, and Bedford Lot Realty LLC, 357 Bedford Avenue Inc., MSG Holdings LLC, GCGG, LLC and 353 Bedford LLC, all unaffiliated third parties, (the “Sellers”) as the sellers, whereby the Assignors contracted to purchase four parcels of land located at 353-361 Bedford Avenue, Brooklyn, New York (collectively, the “Williamsburg Land”)

On July 17, 2019, the Company entered into a mortgage loan collateralized by the Williamsburg Land (the “Williamsburg Mortgage”) for approximately $16.0 million. The Williamsburg Mortgage has a term of one year, with two, six-month options to extend, bears interest at 4.50% and requires monthly interest-only payments through its stated maturity with the entire unpaid balance due upon maturity.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 17, 2019, the Company completed the acquisition of the Williamsburg Land from the Sellers for aggregate consideration of approximately $30.4 million, excluding closing and other acquisition related costs, on which it intends to develop and construct a 210-room hotel. In connection with the acquisition of the Williamsburg Land, the advisor earned an acquisition fee equal to 1.0% of the gross contractual purchase price, which was approximately $0.3 million.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant

The discussion with respect to the Williamsburg Mortgage contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01  Regulation FD Disclosure

Investor Presentation

On July 22, 2019, the Company first used the presentation attached as Exhibit 99.1 in connection with a conference call with financial advisors to provide a mid-year 2019 investment update. The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith.  To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibit.

   99.1    Mid-Year 2019 Investment Update Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Date: July 22, 2019	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Treasurer